SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[x]	Soliciting Material Pursuant to § 240.14a-12

MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]     Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

On March 17, 2015, Land & Buildings Investment Management, LLC and its affiliates (collectively, "Land & Buildings") issued a press release announcing that they had released an investor presentation (the "Presentation") highlighting what they believed to be the opportunity in MGM Resorts International (the "Company") and that they would be hosting a conference call to discuss the Presentation at 4:00 P.M. EST on Tuesday, March 17, 2015. The press release also announced Land & Buildings' intent to nominate four individuals for election to the Board of Directors of the Company at its 2015 annual meeting of stockholders (the "Annual Meeting"). Copies of the press release and the Presentation are filed herewith as Exhibit 1 and Exhibit 2, respectively.

Later on March 17, 2015, Land & Buildings issued a second press release reiterating the information regarding that day's conference call. A copy of the second press release is filed herewith as Exhibit 3.

Information regarding the Participants in a solicitation of proxies of the stockholders of the Company in connection with the Annual Meeting is filed herewith as Exhibit 4.